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                                                                    *  4/13/95 *

                            LITTLE FALLS SAVINGS BANK

                   DIRECTORS CONSULTATION AND RETIREMENT PLAN


         WHEREAS, Little Falls Savings Bank ("Savings Bank") wishes to reward the years of extensive service provided by the current members of the Board of Directors and to continue to attract and to retain the best talent available to serve on its Board of Directors, and

         WHEREAS, it is deemed advisable and in the best interests of the Savings Bank to offer such members of the Boards of Directors additional financial incentives in the form of deferred compensation to encourage such participation and service to the Savings Bank, as directors, and following retirement as a director to encourage such individuals to continue to serve the Savings Bank as a consulting director for a period of time thereafter,

         NOW THEREFORE, BE IT RESOLVED that the Little Falls Savings Bank Directors Consultation and Retirement Plan ("Plan"), attached hereto and made a part of these minutes, be adopted and implemented effective May 9, 1995.


                                    ARTICLE I

                                   DEFINITIONS

         The following words and phrases as used herein shall, for the purpose of this Plan and any subsequent amendment thereof, have the following meanings unless a different meaning is plainly required by the content:

         1.1 "Savings Bank" means Little Falls Savings Bank, Little Falls, New Jersey, or any successor thereto.

         1.2 "Board" means the Board of Directors of the Savings Bank, as constituted from time to time and successors thereto.

         1.3 "Change in Control" means the power to control proxies by any person, other than the Board of Directors of the Savings Bank to direct more than 25% of the outstanding votes of the Savings Bank, the control of the election of a majority of the Savings Bank's directors or the exercise of a controlling influence over the management or policies of the Savings Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, ("Exchange Act"). In the event the Savings Bank converts in the future from mutual-to-stock form, the term "control" shall refer to the ownership, holding or power to vote more than 25% of the Savings Bank's (or any parent holding company's) outstanding voting stock by any person, the control of the election of a majority of the Savings Bank's (or any parent holding company's) directors, or the exercise of


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a controlling  influence  over the management or policies of the Savings Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Exchange Act. The term "person" means an individual other than the
Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. Change of Control shall also mean: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Savings Bank; (ii) the execution of an agreement for a merger or recapitalization of the Savings Bank or any merger or recapitalization whereby the Savings Bank is not the surviving entity; (iii) a change of control of the Savings Bank, as otherwise defined or determined by the New Jersey Department of Banking, or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Savings Bank by any person, trust, entity or group. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering of the Savings Bank stock (or a parent holding company's stock), or the purchase of shares of up to 25% of any class of securities of the Savings Bank by a tax-qualified employee stock benefit plan. The term "person" refers to an individual or a corporation,
partnership,   trust,   association,   joint  venture,  pool,  syndicate,   sole
proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding. A change in control shall not be deemed to have occurred as a result of a holding company reorganization of the Savings Bank and simultaneous acquisition of 100% of such stock by a parent savings and loan holding company or bank holding company.

         1.4 "Committee" means the Executive Committee of the Board of the Savings Bank.

         1.5  "Director" means a member of the Board of the Savings Bank.

         1.6 "Disability" (total and permanent disability) means a mental or physical disability which prevents the Director from performing the normal duties of his or her position with the Savings Bank. Such disability must have prevented the Director from performing his or her duties for at least six months, and a physician satisfactory to both the Director and the Savings Bank must certify that the Director is disabled from performing his or her normal duties with the Savings Bank.

         1.7  "Effective Date" means May 9, 1995.

         1.8 "Participant" means a Director serving as such on or after the Effective Date. Such participation shall continue as long as such Participant fulfills all requirements for participation subject to the right of termination, amendment and modification of the Plan hereinafter set forth.

         1.9 "Plan" means the Little Falls Savings Bank Directors Consultation and Retirement Plan herein set forth, as amended from time to time.

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         1.10  "Retirement  Date" means the date of  termination of service as a
Director following the participant's completion of not less than 20 years of Board service and attainment of not less than age 60 while serving as a Director.

         1.11 "Service" means all years of service as a member of the Board and all predecessor entities.

                                   ARTICLE II

                                    BENEFITS

         2.1 Retirement. Upon a Participant's retirement from service as a Director of the Savings Bank on or after the Retirement Date, the Savings Bank shall pay to the participant a monthly pension in an amount approved by the Board and set forth herein at Article II, Section 2.4, on the first business day of each calendar month commencing on or after the Retirement Date. Except as provided at Article II, Sections 2.2 and 2.3 herein, upon a Participant's termination from service as a Director of the Savings Bank prior to the Retirement Date, the Savings Bank shall have no financial obligations to the Participant under the Plan.

         2.2 Change in Control. All benefits payable, or that would become payable if a Director were to retire prior to such Change in Control, shall remain payable thereafter. Upon termination of service following a Change in Control, all benefits shall be deemed payable in accordance with Article II,
Section 2.4; provided that if Participant has not yet attained the Retirement Date as of such date of termination of service, such Participant shall nevertheless be deemed to have served until the Retirement Date as of the date of such termination following a Change of Control, and in order to calculate benefits payable hereunder. Notwithstanding anything herein to the contrary, for purposes of calculation of benefits in accordance with this Section, in the event that a Participant shall not otherwise have commenced receipt of benefits as of the date of a Change of Control, it shall be presumed that such Participant shall have completed 20 years of service and attained age 60 as of such date of a Change of Control and benefits shall be immediately payable as of such date of a Change of Control.

         2.3 Total and Permanent Disability. In the event of the Disability of the Participant, the Participant will be entitled to a monthly pension in the amount specified at Article II, Section 2.4, payable on the first day of the month following certification of such Disability without regard to the actual age of such Participant and presuming that the Participant shall have attained the age of not less than 60 as of the date of such Disability; provided, however, that such Participant shall have completed not less than 20 years of service as of the date of certification of such Disability.

         2.4 Level of Benefit Payments. Participants that retire as a Director of the Savings Bank in accordance with Sections 2.1, 2.2 or 2.3 herein, shall be eligible to receive retirement benefits as follows:


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         A  Participant  who upon  retirement  on or after the  Retirement  Date enters into an agreement to be a consulting director of the Savings Bank (in a form similar to that contained at Schedule A hereto) shall be paid the retirement benefit equal to the product of 50% times the regular monthly Board fees in effect as of the date of retirement from the Board as a monthly sum until the month following the date of death of such Participant.

                                   ARTICLE III

                                    INSURANCE

         3.1 Ownership of Insurance. The Savings Bank, in its sole discretion, may elect to purchase one or more life insurance policies on the lives of Participants in order to provide funds to the Savings Bank to pay part or all of the benefits accrued under this Plan. All rights and incidents of ownership in any life insurance policy that the Savings Bank may purchase insuring the life of the Participant (including any right to proceeds payable thereunder) shall belong exclusively to the Savings Bank or its designated Trust, and neither the Participant, nor any beneficiary or other person claiming under or through him or her shall have any rights, title or interest in or to any such insurance policy. The Participant shall not have any power to transfer, assign, hypothecate or otherwise encumber in advance any of the benefits payable thereunder, nor shall any benefits be subject to seizure for the benefit of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any life insurance policy purchased pursuant hereto and any proceeds payable thereunder shall remain subject to the claims of the Savings Bank's general creditors.

         3.2 Physical Examination. As a condition of becoming or remaining covered under this Plan, each Participant, as may be requested by the Savings Bank from time to time shall take a physical examination by a physician approved by an insurance carrier. The cost of the examination shall not be borne by the Participant. The report of such examination shall be transmitted directly from the physician to the insurance carrier designated by the Savings Bank to establish certain costs associated with obtaining insurance coverages as may be deemed necessary under this Plan. Such examination shall remain confidential among the Participant, the physician and the insurance carrier and shall not be made available to the Savings Bank in any form or manner.

         3.3 Death of Participant. On death of the Participant, the proceeds derived from such insurance policy, if any, shall be paid to the Savings Bank or its designated Trust.

                                   ARTICLE IV

                                      TRUST

         4.1 Trust. Except as may be specifically provided, nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Savings Bank and the Participant or

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any other person.  Any funds which may be invested  under the provisions of this
Plan shall continue for all purposes to be a part of the general funds of the Savings Bank. No person other than the Savings Bank shall by virtue of the provisions of this Plan have any interest in such funds. The Savings Bank shall not be under any obligation to use such funds solely to provide benefits hereunder, and no representations have been made to a Participant that such funds can or will be used only to provide benefits hereunder. To the extent that any person acquires a right to receive payments from the Savings Bank under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Savings Bank.

         In order to facilitate the accumulation of funds necessary to meet the costs of the Savings Bank under this Plan (including the provision of funds necessary to pay premiums with respect to any life insurance policies purchase pursuant to Article III above and to pay benefits to the extent that the cash value and/or proceeds of any such policies are not adequate to make payments to a Participant or his or her beneficiary as and when the same are due under the
Plan), the Savings Bank may enter into a Trust Agreement. The Savings Bank, in its discretion, may elect to place any life insurance policies purchased pursuant to Article III above into the Trust. In addition, such sums shall be placed in said Trust as may from time to time be approved by the Board of Directors, in its sole discretion. To the extent that the assets of said Trust and/or the proceeds of any life insurance policy purchased pursuant to Article III are not sufficient to pay benefits accrued under this Plan, such payments shall be made from the general assets of the Savings Bank.

                                    ARTICLE V

                                     VESTING

         5.1 Vesting. All benefits under this Plan are deemed non-vested and forfeitable prior to the Retirement Date. Notwithstanding the foregoing, all benefits payable hereunder shall deemed 100% non-forfeitable by the Participant upon the Retirement Date, upon termination of service following a Change in Control of the Savings Bank, or upon the Disability of the Participant following not less than 20 years of prior Board service. No benefits shall be deemed payable hereunder for any time period prior to the time that such benefits shall be deemed 100% non-forfeitable. Notwithstanding anything herein to the contrary, in no event shall benefits payable hereunder be deemed vested and payable within 3 years of the Effective Date of the Plan except as follows: one-third of benefits payable hereunder shall be deemed vested following one year after the Effective Date of the Plan and one-third annually thereafter, except however in the event that a Participant shall have attained age 60 and shall have completed not less than 30 years of service, benefits shall be deemed 100% non-forfeitable and payable as of the date of retirement on or after the Effective Date.


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                                   ARTICLE VI

                                   TERMINATION

         6.1 Termination. All rights of the Participant hereunder shall terminate immediately upon the Participant ceasing to be in the active service of the Savings Bank prior to the time that benefits payable under the Plan shall be deemed to be 100% non-forfeitable. A leave of absence approved by the Board shall not constitute a cessation of service within the meaning of this paragraph, within the sole discretion of the Committee.

                                   ARTICLE VII

                      FORFEITURE OR SUSPENSION OF BENEFITS

         7.1 Forfeiture or Suspension of Benefits. Notwithstanding any other provision of this Plan to the contrary, benefits shall be forfeited or suspended during any period of paid service with the Savings Bank following the commencement of benefit payments, within the sole discretion of the Committee.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Other Benefits. Nothing in this Plan shall diminish or impair the Participant's eligibility, participation or benefit entitlement under any other benefit, insurance or compensation plan or agreement of the Savings Bank now or hereinafter in effect.

         8.2 No Effect on Employment. This Plan shall not be deemed to give any Participant or other person in the employ or service of the Savings Bank any right to be retained in the employment or service of the Savings Bank, or to interfere with the right of the Savings Bank to terminate any Participant or such other person at any time and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in this Plan.

         8.3 Legally Binding. The rights, privileges, benefits and obligations under this Plan are intended to be legal obligations of the Savings Bank and binding upon the Savings Bank, its successors and assigns.

         8.4 Modification. The Savings Bank, by action of the Board of Directors, reserves the exclusive right to amend, modify, or terminate this Plan. Any such termination, modification or amendment shall not terminate or diminish any rights or benefits accrued by any Participant prior thereto. The Savings Bank shall give thirty (30) days' notice in writing to any Participant prior to the effective date of any such amendment, modification or termination of this

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Plan.  Notwithstanding  the foregoing,  in no event shall such benefits  payable under the Plan be reduced below those provided for in Section 2.4 herein.

         8.5 Arbitration. Any controversy or claim arising out of or relating to any contract or the breach thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, with such arbitration hearing to be held at the offices of the American Arbitration Association ("AAA") nearest to the home office of the Savings Bank, unless otherwise mutually agreed to by the Participant and the Savings Bank, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         8.6 Limitation. No rights of any Participant are assignable by any Participant, in whole or in part, either by voluntary or involuntary act or by operation of law. Rights of Participants hereunder are not subject to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance or garnishment by creditors of the Participant. Such rights are not subject to the debts, contracts, liabilities, engagements, or torts of any Participant. No Participant shall have any right under this Plan or any Trust referred to in Article IV or against any assets held or acquired pursuant thereto other than the rights of a general, unsecured creditor of the Savings Bank pursuant to the unsecured promise of the Savings Bank to pay the benefits accrued hereunder in accordance with the terms of this Plan. The Savings Bank has no obligation under this Plan to fund or otherwise secure its obligations to render payments hereunder to Participants. No Participant shall have any voice in the use, disposition, or investment of any asset acquired or set aside by the Savings Bank to provide benefits under this Plan.

         8.7 ERISA and IRC Disclaimer. It is intended that the Plan be neither an "employee welfare benefit plan" nor an "employee pension benefit plan" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Further, it is intended that the Plan will not cause the interest of a Participant under the Plan to be includable in the gross income of such Participant prior to the actual receipt of a payment under the Plan for purposes of the Internal Revenue Code of 1986, as amended ("IRC"). No representation is made to any Participant to the effect that any insurance policies purchased by the Savings Bank or assets of any Trust established pursuant to this Plan will be used solely to provide benefits under this Plan or in any way shall constitute security for the payment of such benefits. Benefits payable under this Plan are not in any way limited to or governed by the proceeds of any such insurance policies or the assets of any such Trust. No Participant in the Plan has any preferred claim against the proceeds of any such insurance policies or the assets of any such Trust.

         8.8 Conduct of Participants. Notwithstanding anything contained herein to the contrary, no payment of any then unpaid benefits shall be made and all rights under the Plan payable to a Participant, or any other person, to receive payments thereof shall be forfeited if the Participant shall engage in any activity or conduct which in the opinion the Board of the Savings Bank is inimical to the best interests of the Savings Bank.


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         8.9  Incompetency.  If the  Savings  Bank shall find that any person to whom any payment is payable under the Plan is deemed unable to care for his or her personal affairs because of illness or accident, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Savings Bank to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine in its sole discretion. Any such payments shall constitute a complete discharge of the liabilities of the Savings Bank under the Plan.

         8.10 Construction. The Savings Bank shall have full power and authority to interpret, construe and administer this Plan and the Savings Bank's interpretations and construction thereof, and actions thereunder, shall be binding and conclusive on all persons for all purposes. Directors of the Savings Bank shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own willful, gross misconduct or lack of good faith.

         8.11 Plan Administration. The Board of Directors of the Savings Bank shall administer the Plan; provided, however, that the Board may appoint an administrative committee ("Committee") to provide administrative services or perform duties required by this Plan. The Committee shall have only the authority granted to it by the Board.

         8.12 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of New Jersey, except to the extent that Federal law shall be deemed to apply. No payments of benefits shall be made hereunder if the Board of the Savings Bank, or counsel retained thereby, shall determine that such payments shall be in violation of applicable regulations, or likely result in imposition of regulatory action, by the New Jersey Department of Banking, Federal Deposit Insurance Corporation or other appropriate banking regulatory agencies.

         8.13 Successors and Assigns. The Plan shall be binding upon any successor or successors of the Savings Bank, and unless clearly inapplicable, reference herein to the Savings Bank shall be deemed to include any successor or successors of the Savings Bank.

         8.14 Sole Agreement. The Plan expresses, embodies, and supersedes all previous agreements, understandings, and commitments, whether written or oral, between the Savings Bank and any Participants hereto with respect to the subject matter hereof.

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                                   SCHEDULE A

                            Little Falls Savings Bank

                            Little Falls, New Jersey

                -----------------------------------------------

                   DIRECTORS CONSULTATION AND RETIREMENT PLAN

                -----------------------------------------------



         WHEREAS, the Board of Directors of Little Falls Savings Bank, Little Falls, New Jersey ("Savings Bank") has previously adopted the Directors Consultation and Retirement Plan ("Plan"); and

         WHEREAS, upon retirement as a Director, I am eligible to elect to participant in such Plan;

         My signature below hereby evidences my request to the Savings Bank of my election to participate in the Plan, as follows:

         1. This election to participate in the Plan is being delivered to the Savings Bank effective ________________;

         2. I hereby resign as a director of the Savings Bank as of _____________; ("Retirement Date").

         3. Upon retirement from the Board as of the Retirement Date, I shall be appointed as a Consulting Director to the Savings Bank and shall advise the Savings Bank from time to time on business and community relations matters as may be requested;

         4. As a Consulting Director, I will not have any specific duties or responsibilities, except as may be specifically requested from time to time by the Board;

         5.       Compensation as a Consulting Director shall be as specified at
                  Section II of the Plan as a consulting retainer and retirement benefit.

         6. I understand that the above listed items constitutes the only benefits that shall be delivered to me as a participant in the Plan.